Exhibit 10.13

1st April 2011
PRIVATE & CONFIDENTIAL

Mr. Andrew Barron

[Address]

Dear Andrew,

RE: CHANGES TO TERMS AND CONDITIONS OF EMPLOYMENT

Pursuant to the Compensation Committee meeting in March, the committee agreed to increase your salary from £400,000.00 to £430,000.00 per annum, with effect from 1st April 2011.

This decision was made in view of your continued good performance, and following a market review of your role.

Please note that all other Terms and Conditions remain unchanged.

Please sign both copies of this letter, returning one copy to Emma Roberts/Rebecca Dobson, Employee Services, Media House, Bartley Wood Business Park, Hook, Hampshire, RG27 9UP.

Thank you for your continued contribution to Virgin Media.

Yours Sincerely,

/s/ Neil Berkett

Neil Berkett

Chief Executive Officer

I confirm my acceptance of the above changes to my Terms and Conditions of Employment.

/s/ Andrew Barron

Andrew Barron

Virgin Media Limited. Registered office: 160 Great Portland Street, London W1W 5QA. Registered in England and Wales No. 2591237.